Exhibit 99.1

VIPER ENERGY PARTNERS LP, A SUBSIDIARY OF DIAMONDBACK ENERGY, INC., ANNOUNCES ACQUISITION

MIDLAND, Texas, September 5, 2023 (GLOBE NEWSWIRE) -- Viper Energy Partners LP (NASDAQ:VNOM) (“Viper” or the “Company”), a subsidiary of Diamondback Energy, Inc. (NASDAQ:FANG) (“Diamondback”), today announced it has entered into a definitive purchase and sale agreement to acquire certain mineral and royalty interests from affiliates of Warwick Capital Partners and GRP Energy Capital (collectively, the “Seller”) in exchange for approximately 9.02 million Viper common units and $750 million of cash, subject to customary adjustments. The cash portion of this transaction is expected to be funded through a combination of cash on hand, borrowings under the Company’s credit facility, and up to $200 million of committed equity from Diamondback, as well as proceeds from one or more capital markets transactions, including a potential bond offering, subject to market conditions and other factors.

ACQUISITION HIGHLIGHTS
•    Approximately 4,600 net royalty acres in the Permian Basin, plus an additional ~2,700 net royalty acres in other major basins; total acreage of roughly 7,300 net royalty acres
•    Permian Basin assets represent over 90% of current production and total deal value
•    Valuation implies a greater than 15% 2024 unlevered free cash flow yield at current strip prices giving credit to only existing PDP, DUCs and permits
•    High confidence visibility to near-term production growth results in meaningful and immediate accretion to all relevant financial metrics; accretion expected to grow in subsequent years due to the highly undeveloped nature of the asset
•    Current production of approximately 4,000 bo/d (~7,000 boe/d); expected to increase to ~4,750 bo/d (~8,500 boe/d) for full year 2024 based on existing production and timing assumptions on current work-in-progress locations that are more conservative than Viper’s typical base assumptions
•    Increases expected pro forma 2024 per unit return of capital to unitholders by an estimated 7-8%
•    Viper will issue approximately 9.02 million common units to the Seller at closing, subject to certain closing adjustments
•    Diamondback has granted Viper the right to cause Diamondback to purchase up to 7.22 million common units for up to an aggregate of $200 million to partially finance the transaction; this right is exercisable by Viper until the closing date of the acquisition
•    Viper intends to finance the remaining cash portion of the purchase price through a combination of cash on hand, existing borrowing capacity under its revolving credit facility, and/or proceeds from one or more capital markets transactions, including a potential bond offering, subject to market conditions and other factors

•    Effective date of October 1, 2023, with closing anticipated by the middle of Q4 2023, subject to customary closing conditions
•    Leverage expected to be around 1.3x at year end of 2023 based on estimated pro forma Q4 2023 annualized EBITDA; expected to decrease thereafter at current strip prices while still maintaining commitment to return 75% of cash available for distribution to unitholders

PERMIAN ACREAGE DETAILS
•    Approximately 2,800 net royalty acres in the Midland Basin and 1,800 net royalty acres in the Delaware Basin with an average 0.7% NRI
•    Combined 21 gross rigs currently operating on acreage position
•    Midland Basin:
◦    Roughly 60% of acreage is in Martin and Midland counties; primary operators are Pioneer, Endeavor, and Diamondback
◦    Largely undeveloped acreage that provides an average ~0.8% NRI across an estimated 135 completely undeveloped horizontal units; represents ~1,000 net royalty acres and an expected ~12.6 net locations
◦    5.1 net DUCs and permits; expected to be turned to production over the next 12-15 months
•    Delaware Basin:
◦    Approximately two-thirds of acreage is in Reeves and Loving counties
◦    The top four operators, who operate roughly half of the total acreage, are running a combined 50 rigs in the Delaware Basin
◦    0.8 net DUCs and permits; expected to be turned to production over the next 12-15 months
•    Diamondback is the operator of approximately 290 net royalty acres combined between the Midland and Delaware Basins

PRO FORMA VIPER HIGHLIGHTS
•    Preliminary full year 2024 average daily production guidance of 25,500 to 27,500 bo/d (44,500 to 48,000 boe/d), the midpoint of which is 25% higher than standalone Viper’s Q2 2023 average daily oil production
•    Approximately 32,000 net royalty acres in the Permian Basin
•    60 active rigs currently operating on combined acreage position in the Permian Basin, with an average 1.7% NRI expected in those wells

“This acquisition of high quality mineral and royalty assets is a truly differentiated opportunity that represents a significant value proposition for Viper and its unitholders. The high confidence near-term production outlook results in meaningful and immediate accretion to all relevant financial metrics, including an estimated increase of 7-8% to our expected 2024 return of capital program. Equally as important, and what truly differentiates this opportunity, however, is both the quantity and quality of the undeveloped acreage position. Credit is due to the GRP Energy Capital team for building an asset of this size, scale and overall quality that cannot be replicated in the private minerals market today,” stated Travis Stice, Chief Executive Officer of Viper’s General Partner.

Mr. Stice continued, “In addition to the immediate financial accretion, this deal sets Viper up with an unparalleled growth runway as highly concentrated undeveloped units are turned to production over the coming years. Pro forma for this transaction, Viper will own roughly 32,000 net royalty acres in the Permian Basin, and we believe the high quality nature of our assets will position us to capture an increasing amount of activity, particularly within the Northern Midland Basin, going forward. As we look ahead, the mineral market remains highly fragmented and Viper plans to play a meaningful role in consolidating this market as high value proposition opportunities present themselves.”

Ken Willey, Chief Executive Officer of GRP Energy Capital, stated, “Building and managing a mineral asset of this scale is a monumental task. It requires a thoughtful strategy and disciplined process. We are happy with the outcome for the company and our partners, and we look forward to working with Viper on the transition and closing.”

“This transaction underpins Warwick’s partnership-led approach to sourcing compelling investment opportunities alongside best-in-class sector specialists such as GRP Energy Capital. The high-quality portfolio GRP has built means that the transaction has not only provided a positive outcome for our investors, but a fantastic asset for Viper to take on into the years to come,” added Alfredo Mattera, Co-Founder & Managing Partner at Warwick Capital Partners.

Advisors

Evercore is serving as financial advisor to Viper and Akin Gump Strauss Hauer & Feld LLP is serving as its legal advisor.

Barclays is serving as financial advisor to the Seller and Kirkland & Ellis LLP is serving as its legal advisor.

About Viper Energy Partners LP

Viper is a limited partnership formed by Diamondback to own, acquire and exploit oil and natural gas properties in North America, with a focus on owning and acquiring mineral and royalty interests in oil-weighted basins, primarily the Permian Basin. For more information, please visit www.viperenergy.com.

About Diamondback Energy, Inc.

Diamondback is an independent oil and natural gas company headquartered in Midland, Texas focused on the acquisition, development, exploration and exploitation of unconventional, onshore oil and natural gas reserves primarily in the Permian Basin in West Texas. For more information, please visit www.diamondbackenergy.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the federal securities laws. All statements, other than historical facts, that address activities that Viper assumes, plans, expects, believes, intends or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events, including specifically the statements regarding the pending acquisition and any potential capital markets transactions and other funding sources for the pending acquisition. These forward-looking statements involve certain risks and uncertainties that could cause the results to differ materially from those expected by the management of Viper. Information concerning these risks and other factors can be found in Viper’s filings with the Securities and Exchange Commission, including its Forms 10-K, 10-Q and 8-K, which can be obtained free of charge on the Securities and Exchange Commission’s web site at http://www.sec.gov. Viper undertakes no obligation to update or revise any forward-looking statement.

Investor Contacts:
Adam Lawlis
+1 432.221.7467
alawlis@viperenergy.com

Austen Gilfillian
+1 432.221.7420
agilfillian@viperenergy.com

Source: Viper Energy Partners LP; Diamondback Energy, Inc.